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                                                                  Exhibit 10.35


                 THE SMITH & WOLLENSKY RESTAURANT GROUP, INC.

                  AMENDMENT NO. 1 TO 1995 STOCK OPTION PLAN


        In accordance with the provisions of Section 20 of the New York Restaurant Group, L.L.C. 1995 Stock Option Plan, as amended to date (the "Plan"), a copy of which is attached hereto as Exhibit A, the Plan is hereby amended effective, as follows:

        1. The Plan shall hereafter be referred to as "The Smith & Wollensky Restaurant Group, Inc. 1996 Stock Option Plan".

        2. All references to in the Plan to Units shall be deemed for all purposes to be references to shares of Common Stock of the Company, after giving effect to the provisions of the Agreement and Plan of Merger dated as of August 25, 1997 by and between The New York Restaurant Group, L.L.C., a Delaware limited company and The New York Restaurant Group, Inc., a Delaware corporation.

        3. This Amendment shall take effect as of the date of its adoption by the Board of Directors.

        4. Except as hereinabove provided, the Plan is hereby ratified and confirmed in all respects.

                                THE SMITH & WOLLENSKY RESTAURANT
                                GROUP, INC.

                                By: /s/ James Dunn
                                    ----------------------------
                                    James Dunn, President


Adopted by the Board of Directors:   April 23, 2001
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